As filed with the Securities and Exchange Commission on November 15, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BROOKDALE SENIOR LIVING INC.
(Exact name of registrant as specified in its charter)
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Delaware	20-3068069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
AMENDED AND RESTATED BROOKDALE SENIOR LIVING INC. 2014 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Chad C. White
Executive Vice President, General Counsel and Secretary
111 Westwood Place, Suite 400
Brentwood, Tennessee 37027
(Name and address of agent for service)

(615) 221-2250
(Telephone number, including area code, of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	6,198,323 shares	$6.98	$43,264,295	$5,616

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of Common Stock that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act and is based upon the average of the high and low prices per share of the registrant’s Common Stock as reported on the New York Stock Exchange on November 14, 2019.

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EXPLANATORY NOTE

This Registration Statement is filed by Brookdale Senior Living Inc. (the "Company") to register an additional 6,198,323 shares of the Company’s common stock, par value $0.01 per share (the "Common Stock"), that may be issued and sold under the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (the "Plan"). The amount of Common Stock registered hereby includes the 5,400,000 additional shares of Common Stock reserved for issuance pursuant to the Plan as approved by the Company's stockholders at the Annual Meeting of Stockholders held on October 29, 2019 and the 798,323 shares of Common Stock that became available for reuse under the terms of the Brookdale Senior Living Omnibus Stock Incentive Plan due to forfeitures, surrenders or cancellations occurring after July 29, 2014. This registration will increase the number of registered shares that have been issued or are available for issuance under the Plan to 21,598,748.

In accordance with General Instruction E to Form S-8, the contents of (i) the Company’s Registration Statement on Form S-8 registering 7,400,425 shares of common stock issuable under the Plan and previously filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2014 (File No. 333-197709) and (ii) the Company’s Registration Statement on Form S-8 registering 8,000,000 shares of common stock issuable under the Plan and previously filed with the Commission on November 9, 2017 (File No. 333-221489) are, in each case, hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth therein or herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the Commission are hereby incorporated by reference in this registration statement:

(a)
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on February 14, 2019, as amended by the Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2018 filed with the Commission on April 29, 2019.

(b)
The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the Commission on May 7, 2019; the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the Commission on August 6, 2019; and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Commission on November 5, 2019.

(c)	The Company's Current Reports on Form 8-K filed with the Commission on May 13, 2019, May 29, 2019, July 3, 2019, September 30, 2019, October 1, 2019, and October 29, 2019.

(d)
The description of the Common Stock contained in the Registration Statement on Form 8-A dated October 11, 2005, filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

Information furnished under Items 2.02 and 7.01 of the Company’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.
All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.    Interests of Named Experts and Counsel
The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Chad C. White, Executive Vice President, General Counsel and Secretary of the Company.  Mr. White is employed by the Company and is eligible to participate in the Plan. As of November 15, 2019, Mr. White beneficially owned 133,181 shares of Common Stock, including unvested restricted shares of Common Stock previously granted to him under the Plan.
Item 8.    Exhibits
Exhibit Index

Exhibit No.	Exhibit
4.1
Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 5, 2019 (File No. 001-32641)).

4.2	Amended and Restated Bylaws of the Company dated October 29, 2019 (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed on October 29, 2019 (File No. 001-32641)).
4.3	Form of Certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Amendment No. 3) filed on November 7, 2005 (File No. 333-127372)).
5.1	Opinion of Chad C. White.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Chad C. White (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature pages hereto).
99.1
Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 29, 2019) (File No. 001-32641)).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on November 15, 2019.

BROOKDALE SENIOR LIVING INC.

By:	/s/ Steven E. Swain
Name:	Steven E. Swain
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of Brookdale Senior Living Inc., a Delaware corporation, hereby constitutes and appoints Chad C. White and J. Daniel Huffines and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lee S. Wielansky	Non-Executive Chairman of the Board	November 15, 2019
Lee S. Wielansky

/s/ Lucinda M. Baier	President, Chief Executive Officer and Director	November 15, 2019
Lucinda M. Baier	(Principal Executive Officer)

/s/ Steven E. Swain	Executive Vice President and Chief Financial Officer	November 15, 2019
Steven E. Swain	(Principal Financial Officer)

/s/ Dawn L. Kussow	Senior Vice President and Chief Accounting Officer	November 15, 2019
Dawn L. Kussow	(Principal Accounting Officer)

/s/ Marcus E. Bromley	Director	November 15, 2019
Marcus E. Bromley

/s/ Frank M. Bumstead	Director	November 15, 2019
Frank M. Bumstead

Signature	Title	Date

/s/ Victoria L. Freed	Director	November 15, 2019
Victoria L. Freed

/s/ Rita Johnson-Mills	Director	November 15, 2019
Rita Johnson-Mills

/s/ Guy P. Sansone	Director	November 15, 2019
Guy P. Sansone

/s/ Denise W. Warren	Director	November 15, 2019
Denise W. Warren